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                                                                     Exhibit 5.2



                          RICHARDS, LAYTON & FINGER
                              One Rodney Square
                                P. O. Box 551
                          Wilmington, Delaware 19899




                                December 8, 1994



Georgia Power Capital, L.P.
333 Piedmont Avenue, N.E.
Atlanta, Georgia  30308


                       Re:  Georgia Power Capital, L.P.


Ladies and Gentlemen:

         We have acted as special Delaware counsel for Georgia Power Company, a Georgia corporation ("Georgia Power"), and Georgia Power Capital, L.P., a Delaware limited partnership (the "Partnership"), in connection with the matters set forth herein. At your request, this opinion is being furnished to you.

         For purposes of giving the opinions hereinafter set forth, our examination of documents has been limited to the examination of executed or conformed counterparts, or copies otherwise proved to our satisfaction, of the following:

         (a) The Certificate of Limited Partnership of the Partnership, dated as of November 9, 1994 (the "Certificate"), as filed in the office of the Secretary of State of the State of Delaware (the "Secretary of State") on November 10, 1994;

         (b) The Agreement of Limited Partnership of the Partnership, dated as of November 9, 1994;

         (c) Amendment No. 1 to the registration statement (the "Registration Statement") on Form S-3, including a preliminary prospectus (the "Prospectus") and two preliminary prospectus supplements (the "Prospectus Supplements"), relating to the Preferred Securities, as proposed to be filed by Georgia Power and the Partnership with the Securities and Exchange Commission on December 8, 1994;
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Georgia Power Capital, L.P.
December 8, 1994
Page 2




         (d) A form of Amended and Restated Agreement of Limited Partnership of the Partnership, attached as an exhibit to the Registration Statement (the "Agreement");

         (e) Two forms of Action of Georgia Power, as general partner of the Partnership, relating to the Preferred Securities, each attached as an exhibit to the Registration Statement; and


         (f) A Certificate of Good Standing for the Partnership, dated December 8, 1994, obtained from the Secretary of State.


         The Agreement as amended and supplemented by a written action of Georgia Power, providing for the issue of Preferred Securities, in one of the forms attached as an exhibit to the Registration Statement (the "Action"), is hereinafter referred to as the "Partnership Agreement." Initially capitalized terms used herein and not otherwise defined are used as defined in the Partnership Agreement.

         For purposes of this opinion, we have not reviewed any documents other than the documents listed in paragraphs (a) through (f) above. In particular, we have not reviewed any document (other than the documents listed in paragraphs (a) through (f) above) that is referred to in or incorporated by reference into the Partnership Agreement or the Registration Statement. We have assumed that there exists no provision in any document that we have not reviewed that is inconsistent with the opinions stated herein. We have conducted no independent factual investigation of our own but rather have relied solely upon the foregoing documents, the statements and information set forth therein and the additional matters recited or assumed herein, all of which we have assumed to be true, complete and accurate in all material respects.

         With respect to all documents examined by us, we have assumed (i) the authenticity of all documents submitted to us as authentic originals, (ii) the conformity with the originals of all documents submitted to us as copies or forms, and (iii) the genuineness of all signatures.

         For purposes of this opinion, we have assumed (i) that the Partnership Agreement constitutes the entire agreement among the parties thereto with respect to the subject matter thereof, including with respect to the admission of partners to, and the creation, operation and
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Georgia Power Capital, L.P.
December 8, 1994
Page 3



termination of, the Partnership, and that the Partnership Agreement and the Certificate are in full force and effect and have not been amended, (ii) except to the extent provided in paragraph 1 below, the due organization or due formation, as the case may be, and valid existence in good standing of each party to the documents examined by us under the laws of the jurisdiction governing its organization or formation, (iii) the legal capacity of natural persons who are parties to the documents examined by us, (iv) that each of the parties to the documents examined by us has the power and authority to execute and deliver, and to perform its obligations under, such documents, (v) the due authorization, execution and delivery by all parties thereto of all documents examined by us, including the Agreement and the Action, (vi) the receipt by each Person to be admitted to the Partnership as a limited partner of the Partnership in connection with its purchase of Preferred Securities (each, a "Preferred Security Holder" and collectively, the "Preferred Security Holders") of an LP Certificate and the payment for the Preferred Securities acquired by it, in accordance with the Partnership Agreement, (vii) that the books and records of the Partnership set forth all information required by the Partnership Agreement and the Delaware Revised Uniform Limited Partnership Act (6 Del. C. Section 17-101, et seq.) (the "Act"), including all information with respect to all Persons to be admitted as Partners and their contributions to the Partnership, and (viii) that the Preferred Securities are issued and sold to the Preferred Security Holders in accordance with the Registration Statement and the Partnership Agreement. We have not participated in the preparation of the Registration Statement and assume no responsibility for its contents.

         This opinion is limited to the laws of the State of Delaware (excluding the securities laws of the State of Delaware), and we have not considered and express no opinion on the laws of any other jurisdiction, including federal laws and rules and regulations relating thereto. Our opinions are rendered only with respect to Delaware laws and rules, regulations and orders thereunder which are currently in effect.

         Based upon the foregoing, and upon our examination of such questions of law and statutes of the State of Delaware as we have considered necessary or appropriate, and subject to the assumptions, qualifications, limitations and exceptions set forth herein, we are of the opinion that:
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Georgia Power Capital, L.P.
December 8, 1994
Page 4



         1. The Partnership has been duly formed and is validly existing in good standing as a limited partnership under the laws of the State of Delaware.

         2. Assuming that the Preferred Security Holders, as limited partners of the Partnership, do not participate in the control of the business of the Partnership, upon issuance and payment as contemplated by the Partnership Agreement, the Preferred Securities will represent valid and, subject to the qualifications set forth herein, will be fully paid and nonassessable limited partner interests in the Partnership, as to which the Preferred Security Holders, as limited partners of the Partnership, will have no liability in excess of their obligations to make payments provided for in the Partnership Agreement and their share of the Partnership's assets and undistributed profits (subject to the obligation of a Preferred Security Holder to repay any funds wrongfully distributed to it).

         3. There are no provisions in the Partnership Agreement the inclusion of which, subject to the terms and conditions therein, or, assuming that the Preferred Security Holders, as limited partners of the Partnership, take no action other than actions permitted by the Partnership Agreement, the exercise of which, in accordance with the terms and conditions therein, would cause the Preferred Security Holders, as limited partners of the Partnership, to be deemed to be participating in the control of the business of the Partnership.

         We consent to the filing of this opinion with the Securities and Exchange Commission as an exhibit to the Registration Statement. We hereby consent to the use of our name under the heading "Legal Matters" in the Prospectus Supplements and under the heading "Legal Opinions" in the Prospectus. We hereby consent to the reliance by Troutman Sanders upon this opinion as to matters of Delaware law for purposes of its opinion being rendered in connection with the Registration Statement. In giving the foregoing consents, we do not thereby admit that we come within the category of persons whose consent is required under Section 7 of the Securities Act of 1933, as amended, or the rules and regulations of the Securities and Exchange Commission
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Georgia Power Capital, L.P.
December 8, 1994
Page 5



thereunder. Except as stated above, without our prior written consent, this opinion may not be furnished or quoted to, or relied upon by, any other Person for any purpose.

                                        Very truly yours,


                                        /s/ RICHARDS, LAYTON & FINGER
                                        -----------------------------
                                        RICHARDS, LAYTON & FINGER
PMA/BJK/lds